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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated December 10, 1999, July 30, 1999 and October 1, 1999 relating to the financial statements of Universal Access, Inc., Pacific Crest Networks, Inc. and Stuff Software, Inc., respectively, all of which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Chicago, Illinois
December 15, 1999